UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2021

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-38445	36-4787690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 944-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 8, 2021, the Board of Directors (the “Board”) of Helius Medical Technologies, Inc. (the “Company”), pursuant to its powers under the Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, approved an increase in the size of the Board from five to six directors and the appointment of Sherrie Perkins to fill the vacancy created by such increase, in each case, effective as of March 15, 2021.

Ms. Perkins has served in the University of Texas MD Anderson Cancer Center’s Venture Mentoring Service since 2017 providing guidance and perspective on commercialization-related topics that are important and relevant to the progression of various ventures. Ms. Perkins also served as an independent member of the board of directors of eNeura, Inc., a privately held medical technology company providing therapy for both acute treatment and prevention of migraines, from 2018 to 2020.

Ms. Perkins served as a consultant to LivaNova, PLC (NASDAQ: LIVN), a publicly-held global medical technology company that creates innovative and meaningful medical solutions for the benefit of patients, healthcare professionals, and healthcare systems, from January 2017 to June 2019, and served as Vice President in the sleep apnea, new ventures space within LivaNova from October 2015 to January 2017. Ms. Perkins previously served as Vice President of Marketing and New Business Development of Cyberonics, Inc., an affiliate of LivaNova, from November 2011 to October 2015. Ms. Perkins received a B.S. in Medical Technology from Mississippi State University and an M.A. in Management from Central Michigan University.

The Board has determined that Ms. Perkins satisfies the independence criteria set forth in the Nasdaq rules and is “independent” for purposes of serving on the Board. The Board is considering potential committee appointments of Ms. Perkins in connection with her appointment to the Board, and the Company will file an amendment to this Current Report on Form 8-K to disclose any such appointments. Ms. Perkins will be compensated in accordance with the Company’s non-employee director compensation program.

In connection with Ms. Perkins’ appointment to the Board, the Company will enter into its standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.24 to the Form 8-K filed on March 10, 2021 and is incorporated herein by reference, with Ms. Perkins. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Ms. Perkins for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service to the Board.

There is no understanding or arrangement between Ms. Perkins and any other person pursuant to which Ms. Perkins was selected as a director. Ms. Perkins does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Date: March 11, 2021	By:	/s/ Joyce LaViscount
Joyce LaViscount
Chief Financial Officer, Chief Operating Officer and Secretary

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